                         FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS FOR
                                                             RASC SERIES 2006-KS5 TRUST
                                                              $679,700,000(APPROXIMATE)
                                  (Filed pursuant to Rule 433; SEC File No. 333-131209)
---------------------------------------------------------------------------------------

GMAC RFC [GRAPHIC OMITTED][GRAPHIC OMITTED]

FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS

Part I of II

$679,700,000 (APPROXIMATE)

RASC SERIES 2006-KS5 TRUST
Issuing Entity

RESIDENTIAL ASSET SECURITIES CORPORATION
Depositor

RESIDENTIAL FUNDING CORPORATION
Master Servicer and Sponsor

HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-KS5

June 14, 2006

RBS Greenwich Capital [GRAPHIC OMITTED][GRAPHIC OMITTED]

 ANY TRANSACTIONS IN THE CERTIFICATES WILL BE EFFECTED THROUGH GREENWICH CAPITAL MARKETS INC.

EXPECTED TIMING:      Pricing Date:              On or about June [  ], 2006
                      Settlement Date:           On or about June 29, 2006
                      First Payment Date:        July 25, 2006

STRUCTURE:            Fixed and ARMs:            $700,000,000 Senior / Subordinated structure /
                                                 overcollateralization
                      Rating Agencies:           Moody's and S&P

DISCLAIMER REGARDING THIS FREE WRITING PROSPECTUS

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER
INFORMATION

Any transactions in the certificates  will be effected  through  Greenwich  Capital
Markets, Inc.

The  information  herein has been  provided  solely by Greenwich  Capital  Markets,
Inc.  ("Greenwich")  based  on  information  with  respect  to the  Mortgage  Loans provided by Residential Funding Corporation ("RFC") and its affiliates.

 THE DEPOSITOR HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS)  WITH THE
SECURITIES  AND  EXCHANGE  COMMISSION  FOR THE  OFFERING  TO WHICH  THIS  COMMUNICATION
RELATES.  BEFORE  YOU  INVEST,  YOU SHOULD  READ THE  PROSPECTUS  IN THAT  REGISTRATION
STATEMENT  AND  OTHER  DOCUMENTS  THE  DEPOSITOR  HAS  FILED  WITH THE  SECURITIES  AND
EXCHANGE  COMMISSION  FOR  MORE  COMPLETE  INFORMATION  ABOUT  THE  DEPOSITOR  AND  THE
OFFERING.  YOU  MAY  GET  THESE  DOCUMENTS  AT NO  CHARGE  BY  VISITING  EDGAR  ON  THE
SECURITIES  AND  EXCHANGE  COMMISSION  WEB  SITE  AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE
DEPOSITOR,  ANY  UNDERWRITER OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE
TO SEND  YOU THE  PROSPECTUS  AT NO  CHARGE  IF YOU  REQUEST  IT BY  CALLING  TOLL-FREE
1-800-422-2006.

 The  information  in this free writing  prospectus,  if conveyed  prior to the time of your  contractual  commitment  to  purchase  any of the  Certificates,  supersedes  any information  contained in any prior  similar  materials  relating to the  Certificates.
The  information  in this free writing  prospectus  is  preliminary,  and is subject to completion or change.  This free writing  prospectus  is being  delivered to you solely to provide you with information  about the offering of the Certificates  referred to in this free  writing  prospectus  and to solicit an offer to purchase  the  Certificates, when,  as and if issued.  Any such offer to  purchase  made by you will not be accepted and  will  not  constitute  a  contractual  commitment  by you to  purchase  any of the
Certificates,  until we have  accepted  your offer to  purchase  Certificates.  You may withdraw  your offer to purchase  certificates  at any time prior to our  acceptance of your offer.  The  Certificates  referred to in these  materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such  Certificates  or any similar  security and the  underwriters'  obligation  to deliver such  Certificates  is subject to the terms and  conditions of the  underwriting  agreement with the depositor and the  availability  of such  Certificates  when,  as and if  issued  by the  issuing entity.  You are advised that the terms of the  Certificates,  and the  characteristics of the  mortgage  pool  backing  them,  may change  (due,  among other  things,  to the possibility  that  mortgage  loans  that  comprise  the pool may become  delinquent  or defaulted or may be removed or replaced and that  similar or different  mortgage  loans may be added to the mortgage  pool,  and that one or more classes of  Certificates  may be split,  combined or eliminated),  at any time prior to issuance or availability of a final  prospectus.  You are advised that  Certificates  may not be issued that have the
characteristics   described  in  this  free  writing   prospectus.   The  underwriters'
obligation  to sell  any of the  Certificates  to you is  conditioned  on the  mortgage loans and Certificates  having the  characteristics  described in these  materials.  If
for  any  reason  the  issuing   entity  does  not  deliver  such   Certificates,   the
underwriters  will notify you, and neither the issuing entity or any  underwriter  will have any  obligation  to you to deliver  all or any portion of the  Certificates  which you have  committed  to  purchase,  and neither the issuing  entity or any  underwriter will be liable  for any costs or  damages  whatsoever  arising  from or related to such non-delivery.

 This  communication  does not  contain  all the  information  that is  required  to be included in the base prospectus and the prospectus supplement.

The  certificates  may not be suitable for all  investors.  CityplaceGreenwich  and its affiliates may acquire,  hold or sell  positions in these  certificates,  or in
related   derivatives,   and  may  have  an  investment   or   commercial   banking
relationship with the depositor.
 This information in this  communication is preliminary and is subject to completion or change.

Investors  are  urged to read the  base  prospectus,  free  writing  prospectus  or
preliminary   prospectus   supplement  and  the  prospectus  supplement  and  other
relevant  documents  filed  or  to  be  filed  with  the  Securities  and  Exchange
Commission because they contain important information.

This free writing  prospectus does not contain all information  that is required to be included in the base prospectus and the prospectus supplement.

Greenwich  and  its  affiliates,   officers,  directors,  partners  and  employees,
including  persons  involved in the  preparation  or  issuance of these  materials, may,  from time to time,  have long or short  positions  in, and buy and sell,  the
certificates   mentioned  herein  or  derivatives   thereof  (including   options).
Information  in  these  materials  is  current  as of  the  date  appearing  on the material only.

The  information in this free writing  prospectus is preliminary  and is subject to completion or change.

The information in this free writing prospectus  supersedes  information  contained in any prior similar free writing  prospectus  relating to these certificates prior to the time of your commitment to purchase any certificates.

This  free  writing  prospectus  is not an  offer to sell or a  solicitation  of an offer to buy these  certificates  in any state  where such offer,  solicitation  or sale is not permitted.

All  assumptions  and  information  in this report  reflect  CityplaceGreenwich  's judgment  as of this date and are  subject to  change.  All  analyses  are based on
certain   assumptions   noted  herein  and   different   assumptions   could  yield
substantially  different  results.  You are cautioned  that there is no universally accepted  method  for  analyzing  financial  instruments.  You  should  review  the assumptions;  there may be differences  between these  assumptions  and your actual business  practices.  Further,  CityplaceGreenwich  does not  guarantee any results and there is no guarantee as to the liquidity of the  instruments  involved in this analysis.

The  decision to adopt any  strategy  remains your  responsibility.  Greenwich  (or any of its  affiliates)  or their  officers,  directors,  analysts or employees may have  positions in  certificates,  commodities  or derivative  instruments  thereon referred to here,  and may, as principal or agent,  buy or sell such  certificates, commodities or derivative instruments.  In addition,  CityplaceGreenwich may make a market in the certificates referred to herein.

Finally,  CityGreenwich  has not addressed the legal,  accounting and tax  implications of the  analysis  with  respect to you, and  CityplaceGreenwich  strongly  urges you to seek advice from your counsel, accountant and tax advisor.

                              RASC SERIES 2006-KS5 TRUST

              HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                              $679,700,000 (APPROXIMATE)
                                  SUBJECT TO REVISION

                                          Preliminary Offered Certificates
--------------------------------------------------------------------------------------------------------------------------------------
Class                 Approximate    Interest  Principal  Expected WAL      Expected         Final Scheduled       Expected rating
                                                                            Principal
                                                                             Window
                                                            (yrs)(2)       (months)(2)
                      Size($)(1)       Type      Type       Call/Mat        Call/Mat      Distribution Date(7)     (Moody's / S&P)
------------------- ---------------- --------- ---------- -------------- ---------------- ---------------------- ---------------------
------------------- ---------------- --------- ---------- -------------- ---------------- ---------------------- ---------------------
A-1(3) (4)           $254,476,000    Floating     SEQ      1.00 / 1.00     1-21 / 1-21        December 2026           Aaa / AAA
A-2 (3) (4)          $105,238,000    Floating     SEQ      2.00 / 2.00    21-28 / 21-28         July 2030             Aaa / AAA
A-3 (3) (4)          $138,944,000    Floating     SEQ      3.50 / 3.50    28-71 / 28-71         May 2035              Aaa / AAA
A-4 (3) (4)           $52,942,000    Floating     SEQ      6.56/ 8.63    71-80 / 71-184         July 2036             Aaa / AAA
M-1 (3) (4) (5)       $27,300,000    Floating     MEZ      4.76 / 5.27   43-80 / 43-156         July 2036             Aa1 / AA+
M-2  (3) (4) (5)      $23,800,000    Floating     MEZ      4.67 / 5.16   41-80 / 41-149         July 2036             Aa2 / AA+
M-3  (3) (4) (5)      $14,350,000    Floating     MEZ      4.63 / 5.10   40-80 / 40-141         July 2036              Aa3 / AA
M-4  (3) (4) (5)      $12,950,000    Floating     MEZ      4.60 /5.05    40-80 / 40-135         July 2036              A1 / AA
M-5  (3) (4) (5)      $12,600,000    Floating     MEZ      4.58 / 5.00   39-80 / 39-129         July 2036              A2 / A+
M-6  (3) (4) (5)      $11,900,000    Floating     MEZ      4.57 / 4.95   38-80 / 38-122         July 2036               A3 / A
M-7  (3) (4) (5)      $11,200,000    Floating     MEZ      4.55 / 4.88   38-80 / 38-113         July 2036            Baa1 / BBB+
M-8  (3) (4) (5)      $9,100,000     Floating     MEZ      4.54 / 4.78   37-80 / 37-103         July 2036             Baa2 / BBB
M-9  (3) (4) (5)      $4,900,000     Floating     MEZ      4.53 / 4.66    37-80 / 37-93         July 2036            Baa3 / BBB-
B (3) (4) (5) (6)     $7,350,000     Floating     MEZ           Not Offered Hereby                                    Ba1 / BB+
------------------- ---------------- --------- ---------- ------------------------------- ---------------------- ---------------------
------------------- ---------------- --------- ---------- -------------- ---------------- ---------------------- ---------------------
Total Offered        $687,050,000
------------------- ---------------- --------- ---------- -------------- ---------------- ---------------------- ---------------------

     NOTES:
(1)     Class sizes subject to a 5% variance.
(2)     Pricing Speed Assumption:
        Fixed: 23% HEP (2.3% CPR in month 1, building to 23% CPR by month 10, and remaining constant at 23% CPR thereafter).
        ARMs:  100% PPC (assumes that prepayments start at 2% CPR in month one, increase by approximately 2.545% each month to 30% CPR in month twelve and remain at 30% CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and thereafter, 35% CPR).
(3)     The pass-through rate on the Class A, Class M and Class B Certificates will be equal to the least of (i) one-month LIBOR plus the related margin, (ii) the
        Net WAC Cap Rate and (iii) 14.00% per annum.
(4)     If the 10% optional call is not exercised, the margin on the Class A
        Certificates will double and the margin on the Class M and Class B
        Certificates will increase by a 1.5x multiple, beginning on the second
        Distribution Date after the first possible optional termination date.
(5)     The Class M Certificates and Class B Certificates are not expected to receive principal payments prior to the Stepdown Date.
(6)     The Class B Certificates are not offered hereby.
(7)     For Class A-1 through A-3 Certificates, calculated at 0 CPR, to maturity.  For
        Class A-4, Class M and Class B Certificates, calculated as latest loan maturity date plus one month.

 REPRESENTATIONS & WARRANTIES:  RFC will make a  representation  and warranty  that each  mortgaged property  is free of damage  and in good  repair as of the  closing date.  In the event that a mortgaged  property is damaged as of the closing  date and that  damage  materially  adversely  affects  the value  of  the  mortgaged  property  or  of  the  interest  of  the certificateholders  in the  related  mortgaged  loan,  RFC  will be required to repurchase the related mortgage loan from the trust.
 CERTIFICATES:
                                The  Class A-1  Certificates,  Class  A-2  Certificates,  Class A-3
                                Certificates   and   Class   A-4   Certificates   (the   "Class   A
                                Certificates").

                                The  Class M-1  Certificates,  Class  M-2  Certificates,  Class M-3
                                Certificates,  Class  M-4  Certificates,  Class  M-5  Certificates,
                                Class  M-6  Certificates,   Class  M-7   Certificates,   Class  M-8
                                Certificates   and   Class   M-9   Certificates   (the   "Class   M
                                Certificates").

                                The Class B Certificates.

                                The  Class A  Certificates  and the  Class M  Certificates  will be offered by the Prospectus (the "Offered Certificates").

                                The Class B Certificates will not be offered by the Prospectus.

 DEPOSITOR:                     Residential Asset Securities  Corporation ("RASC"), an affiliate of
                                Residential Funding Corporation.

 SEC REGISTRATION NUMBER:       333-131209.

 SELLER AND MASTER SERVICER:    Residential  Funding  Corporation (the "Seller",  "Master Servicer"
                                or "RFC").

 SUB-SERVICER:                  Primary  servicing  will  be  provided   primarily  by  HomeComings
                                Financial  Network,  Inc., a wholly owned subsidiary of Residential
                                Funding Corporation.

 CREDIT RISK MANAGER:           Clayton Fixed Income Services Inc. (formerly known as The
                                Murrayhill Company) will act as the trust's representative in advising the Master Servicer and the Sub-Servicer regarding certain delinquent and defaulted Mortgage Loans, and in monitoring and reporting to the trustee on the performance of such Mortgage
                                Loans.

 TRUSTEE:                       U.S. Bank National Association.

 SWAP COUNTERPARTY:             [TBD]

 LEAD UNDERWRITER:              Greenwich Capital Markets Inc

 CUT-OFF DATE:                  June 1, 2006.

 CLOSING DATE:                  On or about June 29, 2006.

 DISTRIBUTION DATES:            The 25th day of each month (if such day is not a business  day, the first business day thereafter) commencing in July 2006.

 FORM OF CERTIFICATES:          The Offered  Certificates  will be  available  in  book-entry  form through DTC / Euroclear / Clearstream in same day funds.

 MINIMUM DENOMINATIONS:         The  Class A  Certificates  and the  Class M  Certificates  will be
                                offered  in  minimum   denominations   of  $100,000   and  integral
                                multiples of $1 in excess thereof.

  TAX STATUS:                  The Offered Certificates  (exclusive of any right to receive amounts in respect of Basis Risk  Shortfall)  will be  designated as regular interests  in a  REMIC  and,  as  such,  will  be  treated  as  debt instruments of a REMIC for federal income tax purposes.

  ERISA ELIGIBILITY:           None of the Certificates are expected to be ERISA eligible.

  SMMEA ELIGIBILITY:           The   Offered   Certificates   are  not   expected   to   constitute
                               "mortgage-related   securities"   for  purposes  of  the   Secondary
                               Mortgage Market Enhancement Act of 1984.

  OPTIONAL TERMINATION DATE:   If the  aggregate  principal  balance of the  Mortgage  Loans  after giving effect to distributions to be made on that  Distribution Date falls  below  10%  of  the  aggregate  principal  balance  as of the
                               Cut-off Date ("Optional  Termination Date"), the holders of the call rights may terminate the trust.

  MORTGAGE LOANS:              The mortgage  pool will consist of  fixed-rate  and  adjustable-rate subprime  home  equity  Mortgage  Loans  secured by first and second
                               liens  on  mortgaged   properties.   Approximately   11.38%  of  the
                               Mortgage Loans provide for an initial  interest-only period of up to
                               10 years.

                               The Mortgage Loans have an approximate  aggregate  principal balance of $715,778,540. as of the Cut-off Date.
                               Approximately  27.74% of the  Mortgage  Loans  were  purchased  from
                               HomeComings  Financial  Network,  Inc., which is a seller affiliated with Residential Funding.

  SILENT SECONDS:              The mortgaged  properties  relating to  approximately  22.75% of the
                               Mortgage  Loans are subject to a second-lien  mortgage loan ("Silent
                               Second")  that was  originated  at the same  time as the  first-lien
                               mortgage   loan.   The   weighted    average    combined    original
                               loan-to-value  ratio of the Mortgage  Loans,  including the Mortgage
                               Loans subject to Silent Seconds, is 81.28%

  PERFORMANCE INFORMATION:     Performance  information  for certain RFC  transactions is currently available at www.gmacrfcstaticpool.com.

  PREPAYMENT ASSUMPTION:       Fixed Rate Mortgage Loans:  23% HEP (assumes that  prepayments  start at 2.3% CPR in month one,  increase  by 2.3% each month to 23% CPR in month ten, and remain constant at 23% CPR thereafter).
                               Adjustable  Rate  Mortgage  Loans:  100%  PPC  (100%  PPC  prepayment assumption  assumes (i) a per annum prepayment rate of 2% of the then outstanding  principal balance of the adjustable-rate  Mortgage Loans in the  first  month  of the  life  of the  Mortgage  Loans,  (ii) an additional  28%/11 per annum in each  month  thereafter  through  the eleventh month, (iii) a constant  prepayment rate of 30% per annum in the twelfth month through the  twenty-second  month,  (iv) a constant prepayment  rate of 50% per annum in the  twenty-third  month through the  twenty-seventh  month and (v) a constant  prepayment rate of 35%
                               per annum thereafter).

  BASIS RISK SHORTFALL:        With  respect  to  any  class  of  Class  A  Certificates,   Class  M
                               Certificates  or Class B Certificates  and any  Distribution  Date on
                               which  the Net WAC Cap  Rate is used to  determine  the  pass-through rate of that class of certificates,  an amount equal to the excess of
                               (i) accrued certificate  interest for that class calculated at a rate
                               (not to exceed  14.00% per annum) equal to  One-Month  LIBOR plus the related  margin,  over (ii)  accrued  certificate  interest  for that class calculated using the Net WAC Cap Rate.

  BASIS RISK SHORTFALL         With  respect  to  any  class  of  Class  A  Certificates,   Class  M
  CARRY-FORWARD AMOUNTS:       Certificates or Class B Certificates  and any  Distribution  Date, an
                               amount equal to the aggregate  amount of Basis Risk Shortfall on that
                               Distribution  Date,  plus any unpaid Basis Risk  Shortfall from prior
                               Distribution  Dates,  plus interest thereon to the extent  previously unreimbursed  by Excess  Cash Flow,  at a rate  equal to the  related pass-through rate for that class.

  RELIEF ACT SHORTFALLS:       With respect to any  Distribution  Date,  the  shortfall,  if any, in collections  of  interest  resulting  from the  Servicemembers  Civil
                               Relief  Act or any  similar  legislation  or  regulation.  Relief Act
                               Shortfalls  will be  covered  by  available  Excess  Cash Flow in the current  period  only.  Any Relief Act  Shortfalls  allocated  to the
                               Offered  Certificates  for the  current  period not covered by Excess
                               Cash Flow in the  current  period  will  remain  unpaid.  Relief  Act
                               Shortfalls  will be  allocated  on a pro rata basis among the Offered
                               Certificates .

  AVAILABLE DISTRIBUTION       For  any   Distribution   Date,   an   amount (net   of   (i) amounts
  AMOUNT:                      reimbursable to the master servicer,  any subservicer and Credit Risk
                               Manager  (ii) any  net  swap  payment  to the swap  counterparty  and
                               (iii) any swap termination payment         not         due         to
                               a swap counterparty trigger event)  equal to (a) the aggregate amount of scheduled  payments on the  Mortgage  Loans due during the related due  period and  received  on or prior to the  related  determination date,  after  deduction of the master  servicing  fees,  subservicing fees and Credit Risk Manager  fees in respect of the  Mortgage  Loans for  that  Distribution  Date,  (b) unscheduled  payments,  including
                               mortgagor         prepayments         on         the         Mortgage
                               Loans, insurance proceeds, liquidation proceeds
                               and subsequent recoveries  from the Mortgage Loans, and proceeds from repurchases of and  substitutions  for the Mortgage  Loans  occurring during the preceding  calendar month,  and (c) all  Advances made for that  Distribution  Date in respect of the  Mortgage  Loans.  A  more detailed  description  of the  Available  Distribution  Amount is set forth in the preliminary prospectus supplement,  including additional amounts which may be included.

  CREDIT ENHANCEMENT:
                                A.  Excess Cash Flow

                                For any Distribution  Date, the sum of (i) the excess of the available distribution  amount  over  the sum of (a) the  interest  distribution amount for the certificates and (b) the principal  remittance  amount,
                                (ii) any  overcollateralization  reduction  amount,  and (iii) any net swap payments  received by the trust under the Swap Agreement for that
                                Distribution  Date.  Excess Cash Flow may be used to protect the Class
                                A, Class M and Class B Certificates  against realized losses by making an additional payment of principal to cover the amount of the realized losses.

                                Excess spread is initially equal to approximately Cut-off [352] basis points per annum.

                                * - Excess Spread is calculated on a 30/360 basis and at the Pricing
                                Speed Assumption.

                                B.  Overcollateralization ("OC")
                                ----------------------------------------------- ----------------
                                Initial (% Orig.)                                1.85%
                                OC Target (% Orig.)                              1.85%
                                Stepdown OC Target (% Current)(1)                3.70%
                                OC Floor (% Orig.)                               0.50%
                                ------------------------------------------------ ----------------
                                (1) subject to certain trigger events as specified her

                                C.  Subordination
                                If the Class B Certificates  or Class M Certificates  remain  outstanding, losses on the Mortgage Loans  which are not  covered  by Excess  Cash Flow or  overcollateralization  will be first  allocated  to the  Class B
                                Certificates,  then to the Class M Certificates  with the lowest payment priority in each case until the Certificate  Principal  Balance is reduced to zero, and the other classes of certificates will not bear any portion of such losses, except as described in the preliminary  prospectus  supplement.
                                If none of the Class B  Certificates  or Class M  Certificates  are
                                outstanding  and if there is no Excess Cash Flow or  overcollateralization, all such losses will be allocated to the Class A  Certificates  as described in the preliminary prospectus.

  EXPECTED CREDIT SUPPORT
  PERCENTAGE:

------------------ ------------------- --------------- ----------------
                                                              After
                      Expected rating       Initial         Step-Down
 013fClass            (Moody's / S&P)    Credit Support     Support*
 ------------------- ------------------- --------------- ----------------
  Class A                 Aaa / AAA           21.20%          42.40%
 ------------------- ------------------- --------------- ----------------
 Class M-1               Aa1 / AA+           17.30%          34.60%
 ------------------- ------------------- --------------- ----------------
 Class M-2               Aa2 / AA+           13.90%          27.80%
 ------------------- ------------------- --------------- ----------------
 Class M-3                Aa3 / AA           11.85%          23.70%
 ------------------- ------------------- --------------- ----------------
 Class M-4                A1 / AA            10.00%          20.00%
 ------------------- ------------------- --------------- ----------------
 Class M-5                A2 / A+            8.20%           16.40%
 ------------------- ------------------- --------------- ----------------
 Class M-6                 A3 / A            6.50%           13.00%
 ------------------- ------------------- --------------- ----------------
 Class M-7              Baa1 / BBB+          4.90%            9.80%
 ------------------- ------------------- --------------- ----------------
 Class M-8               Baa2 / BBB          3.60%            7.20%
 ------------------- ------------------- --------------- ----------------
 Class M-9              Baa3 / BBB-          2.90%            5.80%
 ------------------- ------------------- --------------- ----------------
 ------------------ ------------------- --------------- ----------------
 Class B                 Ba1 / BB+           1.85%            3.70%
 ------------------- ------------------- --------------- ----------------

* Approximate

                               For any class of  Certificates,  the  Initial  Credit  Support is the
                               aggregate   certificate   principal   balance  of  all   Certificates
                               subordinate  to such class as a percentage  of the  aggregate  stated
                               principal  balance of the Mortgage  Loans as of the Cut-off Date. The
                               Initial Credit Support includes overcollateralization.

  SUBORDINATION PERCENTAGE:

 ------------------- ------------------------- ------------------
                          Expected rating
 013fClass                (Moody's / S&P)       Subordination* %
 -------------------- ------------------------- ------------------
 Class A                     Aaa / AAA               57.60%
 -------------------- ------------------------- ------------------
 Class M-1                   Aa1 / AA+               65.40%
 -------------------- ------------------------- ------------------
 Class M-2                   Aa2 / AA+               72.20%
 -------------------- ------------------------- ------------------
 Class M-3                    Aa3 / AA               76.30%
 -------------------- ------------------------- ------------------
 Class M-4                    A1 / AA                80.00%
 -------------------- ------------------------- ------------------
 Class M-5                    A2 / A+                83.60%
 -------------------- ------------------------- ------------------
 Class M-6                     A3 / A                87.00%
 -------------------- ------------------------- ------------------
 Class M-7                  Baa1 / BBB+              90.20%
 -------------------- ------------------------- ------------------
 Class M-8                   Baa2 / BBB              92.80%
 -------------------- ------------------------- ------------------
 Class M-9                  Baa3 / BBB-              94.20%
 -------------------- ------------------------- ------------------
 ------------------- ------------------------- ------------------
 Class B                     Ba1 / BB+               96.30%
 -------------------- ------------------------- ------------------

 PRIORITY OF DISTRIBUTIONS:    Distributions  to  the  holders  of  the  Certificates  will  be  made generally as follows:

                             -    From the Available Distribution Amount,  distribution of accrued and unpaid  interest (less any prepayment  interest  shortfalls not covered by  compensating  interest or any Relief Act Shortfalls) to the  holders  of  Certificates  to  the  extent  of  the  Available
                                  Distribution  Amount as  described  in the  preliminary  prospectus
                                  (after  payment of the Expense Fee Rate) in the following  order of priority:

                              (i)     To the Class A Certificates, pro rata;

                              (ii)    To the Class M-1 Certificates;

                              (iii)   To the Class M-2 Certificates;

                              (iv)    To the Class M-3 Certificates;

                              (v)     To the Class M-4 Certificates;

                              (vi)    To the Class M-5 Certificates;

                              (vii)   To the Class M-6 Certificates;

                              (viii)  To the Class M-7 Certificates;

                              (ix)    To the Class M-8 Certificates;

                              (x)     To the Class M-9 Certificates; and

                              (xi)    To the Class B Certificates;

                             -    The  Principal   Distribution  Amount  will  be  distributed  as
                                  follows:

                              (i)     To the Class A Certificates,  the Class A Principal Distribution
                                            Amount,  sequentially  to the Class A-1, Class A-2, Class
                                            A-3 and Class A-4  Certificates  in that  order,  in each
                                            case until the certificate  principal balance thereof has
                                            been reduced to zero;

                              (ii)    To  the  Class  M-1   Certificates,   the  Class  M-1  Principal
                                            Distribution  Amount,  until  the  certificate  principal
                                            balance of the Class M-1 Certificates is reduced to zero;

                              (iii)   To  the  Class  M-2   Certificates,   the  Class  M-2  Principal
                                            Distribution  Amount,  until  the  certificate  principal
                                            balance  of the  Class M-2  Certificates  is  reduced  to
                                            zero;

                              (iv)    To  the  Class  M-3   Certificates,   the  Class  M-3  Principal
                                            Distribution  Amount,  until  the  certificate  principal
                                            balance of the Class M-3 Certificates is reduced to zero;

                              (v)     To  the  Class  M-4   Certificates,   the  Class  M-4  Principal
                                            Distribution  Amount,  until  the  certificate  principal
                                            balance of the Class M-4 Certificates is reduced to zero;

                              (vi)    To  the  Class  M-5   Certificates,   the  Class  M-5  Principal
                                            Distribution  Amount,  until  the  certificate  principal
                                            balance of the Class M-5 Certificates is reduced to zero;

                              (vii)   To  the  Class  M-6   Certificates,   the  Class  M-6  Principal
                                            Distribution  Amount,  until  the  certificate  principal
                                            balance  of the  Class M-6  Certificates  is  reduced  to
                                            zero;

                              (viii)  To  the  Class  M-7   Certificates,   the  Class  M-7  Principal
                                            Distribution  Amount,  until  the  certificate  principal
                                            balance  of the  Class M-7  Certificates  is  reduced  to
                                            zero;

                              (ix)    To  the  Class  M-8   Certificates,   the  Class  M-8  Principal
                                            Distribution  Amount,  until  the  certificate  principal
                                            balance of the Class M-8 Certificates is reduced to zero;

                              (x)     To  the  Class  M-9   Certificates,   the  Class  M-9  Principal
                                            Distribution  Amount,  until  the  certificate  principal
                                            balance  of the  Class M-9  Certificates  is  reduced  to
                                            zero; and

                              (xi)    To the Class B Certificates,  the Class B Principal Distribution
                                            Amount,  until the certificate  principal  balance of the
                                            Class B Certificates is reduced to zero.

                             -   From  Excess  Cash  Flow,  to pay to  holders  of the  class  or classes of Certificates  then entitled to receive  distributions  in respect of principal (as described above),  the principal portion of realized  losses  previously  allocated  to reduce  the  certificate principal balance of any Class A Certificates,  Class M Certificates and Class B  Certificates  and remaining  unreimbursed,  but only to the extent of subsequent recoveries;

                             -   From Excess  Cash Flow,  as part of the  Principal  Distribution
                                 Amount,  to pay to the holders of the Class A Certificates,  Class M
                                 Certificates   and  Class  B  Certificates  in  reduction  of  their
                                 certificate  principal  balances,  the principal portion of realized losses  incurred on the Mortgage  Loans for the  preceding  calendar month;

                             -   From  Excess  Cash  Flow,  to pay  the  holders  of the  Class A
                                 Certificates,  Class M Certificates and Class B Certificates as part of the  Principal  Distribution  Amount,  any  overcollateralization increase amount;

                             -   From  Excess   Cash  Flow,   to  pay  the  holders  of  Class  A
                                 Certificates,  Class M Certificates  and Class B  Certificates,  the
                                 amount of any prepayment interest  shortfalls  allocated thereto for that  Distribution  Date,  on a pro rata basis  based on  prepayment interest shortfalls  allocated thereto, to the extent not covered by the Eligible  Master  Servicing  Compensation  on that  Distribution
                                 Date;

                             -   From  Excess  Cash  Flow,  to pay to the  holders of the Class A
                                 Certificates,  Class M Certificates  and Class B  Certificates,  any
                                 prepayment   interest   shortfalls   remaining   unpaid  from  prior
                                 Distribution  Dates  together with interest  thereon,  on a pro rata basis  based on unpaid  prepayment  interest  shortfalls  previously allocated thereto;

                             -   From  Excess  Cash  Flow,  to pay to the  holders of the Class A
                                 Certificates,  pro rata, then the Class M Certificates,  in order of priority,  and then the  Class B  Certificates,  the  amount  of any
                                 Basis Risk Shortfall  Carry-Forward  Amount  remaining  unpaid as of that Distribution Date;

                             -   From  Excess  Cash  Flow,  to pay to the  holders of the Class A
                                 Certificates,  Class M Certificates  and Class B  Certificates,  the
                                 amount of any  Relief Act  Shortfalls  allocated  thereto,  on a pro rata basis  based on Relief Act  Shortfalls  allocated  thereto  for that Distribution Date;

                             -   From  Excess  Cash  Flow,  to pay to the  holders of the Class A
                                 Certificates,  pro rata, then to the Class M Certificates,  in order of priority,  and then to the Class B  Certificates,  the  principal portion of any realized  losses  previously  allocated  thereto that remain unreimbursed;

                             -   From  Excess  Cash  Flows to pay any swap  termination  payments owed to the Swap  Counterparty  due to a swap  counterparty  trigger event; and

                             -   From  Excess  Cash Flow,  to pay to the  holders of the Class SB
                                 Certificates any balance remaining,  in accordance with the terms of the pooling and servicing agreement.

 INTEREST ACCRUAL PERIOD:      From and  including  the  preceding  Distribution  Date (for the first accrual  period,  the  closing  date)  to but  excluding  the  current
                               Distribution Date on an actual/360 basis.

 PASS-THROUGH RATES:           CLASS  A  PASS-THROUGH   RATES:   On  each   Distribution   Date,  the
                               Pass-Through  Rate on each class of Class A Certificates will be a per annum rate equal to the least of (x) for any  Distribution  Date which occurs prior to the second  Distribution Date after the first possible
                               Optional  Termination  Date,  One-Month LIBOR plus the related margin, and  beginning  on  the  second  Distribution  Date  after  the  first possible Optional  Termination Date,  One-Month LIBOR plus 2 times the related margin, (y) the Net WAC Cap Rate and (z) 14.00% per annum.
                               CLASS M PASS-THROUGH RATES: On each Distribution Date, the
                               Pass-Through Rate on each class of the Class M Certificates will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the second Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus the related margin for such class, and beginning on the second Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the related margin for such class, (y) the Net WAC Cap
                               Rate and (z) 14.00% per annum.

                               CLASS B PASS-THROUGH RATE: On each Distribution Date, the
                               Pass-Through Rate on the Class B Certificates will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the second Distribution Date after the first possible
                               Optional Termination Date, One-Month LIBOR plus the related margin for such class, and beginning on the second Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus
                               1.5 times the related margin for such class, (y) the Net WAC Cap Rate and (z) 14.00% per annum.

  NET WAC CAP RATE:           With respect to any Distribution Date, a per annum rate (which will not be less than zero) equal to (i) the product of (a) the weighted average of the Net Mortgage Rates of the Mortgage Loans using the Net Mortgage
                              Rates in effect for the scheduled payments due on such Mortgage Loans during the related due period, and (b) a fraction expressed as a percentage, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period, minus (ii) the product of (a) a fraction expressed as a percentage the numerator of which is the amount of any net swap payments or swap termination payment not due to a swap counterparty trigger event owed to the Swap Counterparty as of such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the
                              Mortgage Loans as of such Distribution Date, and (b) a fraction expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related
                              Interest Accrual Period.

  EXPENSE FEE RATE:            With respect to any Mortgage  Loan,  the expense fee rate  consists of the servicing fee for such Mortgage  Loan.  The servicing fee consists of (a) servicing  compensation  payable to the master servicer for its master  servicing  activities,  (b)  subservicing  and  other  related compensation payable to the sub-servicer,  including compensation paid to the master  servicer as the direct  servicer of a Mortgage Loan for which  there is no  subservicer,  and (c) fees  payable  to the Credit
                               Risk Manager.

  NET MORTGAGE RATE:           With  respect  to any  mortgage  loan,  the  mortgage  rate  minus the
                               Expense Fee Rate.

  ELIGIBLE MASTER SERVICING    With respect to any  Distribution  Date, the lesser of (i) one twelfth
  COMPENSATION:                of  0.125% of the  stated  principal  balance  of the  Mortgage  Loans immediately  preceding that  Distribution Date and (ii) the sum of the
                               Master  Servicing fee payable to the Master Servicer in respect of its master servicing  activities and  reinvestment  income received by the
                               Master Servicer on amounts payable on that Distribution Date.

  ADVANCES:                    The Master Servicer will advance delinquent  principal and interest to the extent the advance is recoverable  from future  collections on the loan.

  SENIOR ENHANCEMENT           On any Distribution  Date, the Senior  Enhancement  Percentage will be
  PERCENTAGE:                  equal  to a  fraction,  the  numerator  of which is the sum of (x) the aggregate  certificate  principal  balance of the Class B Certificates and Class M Certificates  immediately  prior to that Distribution Date and  (y)  the  Overcollateralization  Amount,  for  purposes  of  this definition  only,  after taking into account the Principal  Remittance
                               Amount,   and  the  denominator  of  which  is  the  aggregate  stated
                               principal  balance  of the  Mortgage  Loans  after  giving  effect  to distributions to be made on that Distribution Date.

  TRIGGER EVENT:               A Trigger Event is in effect on any Distribution  Date on or after the
  [SUBJECT TO CHANGE]          Stepdown Date if either (i) the three-month  average of the Sixty-Plus
                               Delinquency  Percentage  equals  or  exceeds  [37.70]%  of the  Senior
                               Enhancement  Percentage for that Distribution Date or (ii) on or after the Distribution  Date in July 2008 the cumulative  realized losses on the Mortgage Loans as a percentage of the initial aggregate  principal balance  of the  Mortgage  Loans as of the  Cut-off  Date  exceed  the following amounts:

------------------ ---------------------------------------------------------------------------
                                                  Loss-Trigger
------------------ ---------------------------------------------------------------------------
Months 25-36       [ 1.50]% in the first month plus an additional 1/12th of [1.90]% for every month thereafter
                   [ 3.40]% in the first month plus an additional 1/12th of [2.00]% for
Months 37-48       every month thereafter
                   [ 5.40]% in the first month plus an additional 1/12th of [1.60]% for
Months 49-60       every month thereafter
                   [ 7.00]% in the first month plus an additional 1/12th of [ 0.75]% for
Months 61-72       every month thereafter
Months 73 and
thereafter         [ 7.75]%
------------------ ---------------------------------------------------------------------------

  SIXTY-PLUS DELINQUENCY        With respect to any  Distribution  Date, the fraction,  expressed as a
 PERCENTAGE:                   percentage,  equal to (x) the aggregate  stated  principal  balance of the Mortgage  Loans that are 60 or more days  delinquent in payment of principal and interest for that Distribution Date,  including Mortgage
                               Loans in foreclosure and REO, over (y) the aggregate  stated principal balance  of all of  the  Mortgage  Loans  immediately  preceding  that
                               Distribution Date.

 PRINCIPAL REMITTANCE AMOUNT:  For any Distribution Date, the sum of the following  amounts:  (i) the principal  portion of all scheduled  monthly  payments on the Mortgage
                               Loans  received  or advanced  with  respect to the related due period;
                               (ii) the  principal  portion  of all  proceeds  of the  repurchase  of
                               Mortgage Loans or, in the case of substitution,  amounts  representing a principal  adjustment  as  required  in the  pooling  and  servicing
                               agreement   during  the  preceding   calendar  month;  and  (iii)  the
                               principal  portion of all other  unscheduled  collections  received on the Mortgage  Loans during the  preceding  calendar  month  including, without  limitation,  full and partial  principal  prepayments made by the  respective  mortgagors,  to the  extent  not  distributed  in the preceding month but excluding subsequent recoveries.

 PRINCIPAL DISTRIBUTION        On any  Distribution  Date,  the  lesser of (a) the  excess of (i) the
 AMOUNT:                       Available  Distribution  Amount  plus with  respect to clauses (v) and
                               (vi) of clause (b)  amounts  received  by the  trustee  under the Swap
                               Agreement,  over (ii) the  interest  distribution  amount  and (b) the aggregate amount described below:

                              (i)     the principal  portion of all scheduled  monthly payments on the
                                             Mortgage  Loans received or advanced with respect to the
                                             related due period;

                              (ii)    the  principal  portion of all  proceeds  of the  repurchase  of
                                             Mortgage  Loans,  or,  in the  case  of a  substitution,
                                             amounts   representing   a  principal   adjustment,   as
                                             required by the pooling and servicing  agreement  during
                                             the preceding calendar month;

                              (iii)   the  principal  portion  of all  other  unscheduled  collections
                                             other  than  subsequent  recoveries,   received  on  the
                                             Mortgage Loans during the preceding  calendar  month, or
                                             deemed to be  received  during  the  preceding  calendar
                                             month, including,  without limitation,  full and partial
                                             principal    prepayments    made   by   the   respective
                                             mortgagors,   to  the  extent  not  distributed  in  the
                                             preceding month;

                              (iv)    the lesser of (a) subsequent  recoveries  for that  Distribution
                                             Date  and  (b) the  principal  portion  of any  realized
                                             losses  allocated  to any  class  of  certificates  on a
                                             prior Distribution Date and remaining unpaid;

                              (v)     the  lesser of (a) the  Excess  Cash Flow for that  Distribution
                                             Date,  to the  extent  not used in clause  (iv) above on
                                             such  Distribution  Date, and (b) the principal  portion
                                             of any realized losses incurred,  or deemed to have been
                                             incurred,  on any Mortgage  Loans in the calendar  month
                                             preceding that  Distribution  Date to the extent covered
                                             by  Excess  Cash  Flow  for  that  Distribution  Date as
                                             described under "--Priority of Distributions" above; and,

                              (vi)    the  lesser of (a) the  Excess  Cash Flow for that  Distribution
                                             Date,  to the extent not used  pursuant to clauses  (iv)
                                             and (v)  above on such  Distribution  Date,  and (b) the
                                             amount of any overcollateralization  increase amount for
                                             that Distribution Date; minus,

                              (vii)   the  amount of any  overcollateralization  reduction  amount for that Distribution Date; and,

                              (viii)  any capitalization reimbursement amount.

                               In  no  event   will  the   Principal   Distribution   Amount  on  any
                               Distribution  Date be less than zero or greater  than the  outstanding aggregate  certificate  principal balance of the Class A Certificates,
                               Class M Certificates and Class B Certificates.

 CLASS A PRINCIPAL             With  respect  to any  Distribution  Date (i) prior to the  Stepdown
 DISTRIBUTION AMOUNT:          Date or on or  after  the  Stepdown  Date if a  Trigger  Event is in effect  for  that  Distribution  Date,  the  Principal  Distribution
                               Amount for that  Distribution  Date or (ii) on or after the Stepdown
                               Date if a  Trigger  Event is not in  effect  for  that  Distribution
                               Date, the lesser of (a) the Principal  Distribution  Amount for that
                               Distribution  Date and (b) the excess,  if any, of (x) the aggregate
                               certificate   principal   balance   of  the  Class  A   Certificates
                               immediately  prior to that  Distribution Date over (y) the lesser of
                               (i) the product of the applicable  Subordination  Percentage and the principal  balance of the  Mortgage  Loans  after  giving  effect to distributions  to be made on that  Distribution  Date  and  (ii) the aggregate  stated  principal  balance of the  Mortgage  Loans  after giving affect to the  distributions to be made on such  Distribution
                               Date minus the OC Floor.

 CLASS M-1 PRINCIPAL           With  respect  to any  Distribution  Date (i) prior to the  Stepdown
 DISTRIBUTION AMOUNT:          Date or on or  after  the  Stepdown  Date if a  Trigger  Event is in
                               effect  for  that   Distribution   Date,  the  remaining   Principal
                               Distribution  Amount for that Distribution  Date after  distribution of the Class A Principal  Distribution  Amount,  or (ii) on or after the  Stepdown  Date if a  Trigger  Event is not in  effect  for that
                               Distribution  Date,  the  lesser  of  (a)  the  remaining  Principal
                               Distribution  Amount for that Distribution  Date after  distribution of the Class A Principal  Distribution  Amount and (b) the excess of
                               (x) the sum of (i) the aggregate  certificate  principal  balance of
                               the  Class  A   Certificates,   after   taking   into   account  the
                               distribution of the Class A Principal  Distribution  Amount and (ii)
                               the  certificate  principal  balance  of the Class M-1  Certificates immediately  prior to that  Distribution Date over (y) the lesser of
                               (i) the product of the applicable  Subordination  Percentage and the principal  balance of the  Mortgage  Loans  after  giving  effect to distributions  to be made on that  Distribution  Date  and  (ii) the aggregate  stated  principal  balance of the  Mortgage  Loans  after giving effect to distributions to be made on that  Distribution Date minus the OC Floor.

 CLASS M-2 PRINCIPAL           With  respect  to any  Distribution  Date (i) prior to the  Stepdown
 DISTRIBUTION AMOUNT:          Date or on or  after  the  Stepdown  Date if a  Trigger  Event is in
                               effect  for  that   Distribution   Date,  the  remaining   Principal
                               Distribution  Amount for that Distribution  Date after  distribution of the  Class A  Principal  Distribution  Amount  and the  Class M-1
                               Principal  Distribution  Amount,  or (ii) on or after  the  Stepdown
                               Date if a  Trigger  Event is not in  effect  for  that  Distribution
                               Date, the lesser of (a) the remaining Principal  Distribution Amount for  that  Distribution  Date  after  distribution  of the  Class  A
                               Principal   Distribution   Amount   and  the  Class  M-1   Principal
                               Distribution  Amount  and (b) the  excess  of (x) the sum of (i) the aggregate  certificate principal balance of the Class A Certificates
                               and  Class  M-1   Certificates,   after   taking  into  account  the
                               distribution of the Class A Principal  Distribution Amount and Class
                               M-1  Principal   Distribution   Amount  and  (ii)  the   certificate
                               principal  balance of the Class M-2 Certificates  immediately  prior to that  Distribution Date over (y) the lesser of (i) the product of the applicable  Subordination  Percentage and the principal  balance of the Mortgage  Loans after giving  effect to  distributions  to be made on  that  Distribution  Date  and  (ii)  the  aggregate  stated
                               principal  balance of the  Mortgage  Loans  after  giving  effect to distributions  to be made on that  Distribution  Date  minus  the OC
                               Floor.

 CLASS M-3 PRINCIPAL           With  respect  to any  Distribution  Date (i) prior to the  Stepdown
 DISTRIBUTION AMOUNT:          Date or on or  after  the  Stepdown  Date if a  Trigger  Event is in
                               effect  for  that   Distribution   Date,  the  remaining   Principal
                               Distribution  Amount for that Distribution  Date after  distribution of  the  Class  A  Principal  Distribution  Amount,  the  Class  M-1
                               Principal   Distribution   Amount   and  the  Class  M-2   Principal
                               Distribution  Amount  or (ii) on or  after  the  Stepdown  Date if a
                               Trigger  Event is not in  effect  for that  Distribution  Date,  the lesser of (a) the remaining  Principal  Distribution Amount for that
                               Distribution  Date  after  distribution  of the  Class  A  Principal
                               Distribution  Amount,  the Class M-1 Principal  Distribution  Amount
                               and the Class M-2 Principal  Distribution  Amount and (b) the excess of (x) the sum of (i) the aggregate  certificate  principal  balance of the Class A Certificates,  Class M-1  Certificates  and Class M-2
                               Certificates,  after  taking into  account the  distribution  of the
                               Class  A  Principal   Distribution   Amount,   Class  M-1  Principal
                               Distribution  Amount,  and Class M-2 Principal  Distribution  Amount
                               and  (ii)  the  certificate  principal  balance  of  the  Class  M-3
                               Certificates  immediately  prior to that  Distribution Date over (y)
                               the  lesser  of (i)  the  product  of the  applicable  Subordination
                               Percentage  and the stated  principal  balance of the Mortgage Loans
                               after   giving   effect  to   distributions   to  be  made  on  that
                               Distribution  Date and (ii) the aggregate stated  principal  balance of the Mortgage  Loans after giving  effect to  distributions  to be made on that Distribution Date minus the OC Floor.

 CLASS M-4 PRINCIPAL           With  respect  to any  Distribution  Date (i) prior to the  Stepdown
 DISTRIBUTION AMOUNT:          Date or on or  after  the  Stepdown  Date if a  Trigger  Event is in
                               effect  for  that   Distribution   Date,  the  remaining   Principal
                               Distribution  Amount for that Distribution  Date after  distribution of  the  Class  A  Principal  Distribution  Amount,  the  Class  M-1
                               Principal  Distribution Amount, the Class M-2 Principal Distribution
                               Amount and the Class M-3  Principal  Distribution  Amount or (ii) on
                               or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date, the lesser of (a) the remaining  Principal
                               Distribution  Amount for that Distribution  Date after  distribution of  the  Class  A  Principal  Distribution  Amount,  the  Class  M-1
                               Principal  Distribution Amount, the Class M-2 Principal Distribution
                               Amount and the Class M-3 Principal  Distribution  Amount and (b) the
                               excess  of (x) the sum of (i) the  aggregate  certificate  principal balance of the Class A Certificates,  Class M-1 Certificates,  Class
                               M-2  Certificates  and Class M-3  Certificates,  after  taking  into account  the  distribution  of the  Class A  Principal  Distribution
                               Amount,   Class  M-1  Principal   Distribution   Amount,  Class  M-2
                               Principal  Distribution Amount and Class M-3 Principal  Distribution
                               Amount and (ii) the certificate  principal  balance of the Class M-4
                               Certificates  immediately  prior to that  Distribution Date over (y)
                               the  lesser  of (i)  the  product  of the  applicable  Subordination
                               Percentage  and the stated  principal  balance of the Mortgage Loans
                               after   giving   effect  to   distributions   to  be  made  on  that
                               Distribution  Date and (ii) the aggregate stated  principal  balance of the Mortgage  Loans after giving  effect to  distributions  to be made on that Distribution Date minus the OC Floor.

 CLASS M-5 PRINCIPAL           With  respect  to any  Distribution  Date (i) prior to the  Stepdown
 DISTRIBUTION AMOUNT:          Date or on or  after  the  Stepdown  Date if a  Trigger  Event is in
                               effect  for  that   Distribution   Date,  the  remaining   Principal
                               Distribution  Amount for that Distribution  Date after  distribution of  the  Class  A  Principal  Distribution  Amount,  the  Class  M-1
                               Principal  Distribution Amount, the Class M-2 Principal Distribution
                               Amount,  the Class M-3 Principal  Distribution  Amount and the Class
                               M-4 Principal  Distribution  Amount or (ii) on or after the Stepdown
                               Date if a  Trigger  Event is not in  effect  for  that  Distribution
                               Date, the lesser of (a) the remaining Principal  Distribution Amount for  that  Distribution  Date  after  distribution  of the  Class  A
                               Principal  Distribution Amount, the Class M-1 Principal Distribution
                               Amount, the Class M-2 Principal  Distribution  Amount, the Class M-3
                               Principal   Distribution   Amount   and  the  Class  M-4   Principal
                               Distribution  Amount  and (b) the  excess  of (x) the sum of (i) the
                               aggregate   certificate   principal   balance   of   the   Class   A
                               Certificates,  Class M-1 Certificates, Class M-2 Certificates, Class
                               M-3  Certificates  and Class M-4  Certificates,  after  taking  into account  the  distribution  of the  Class A  Principal  Distribution
                               Amount,   Class  M-1  Principal   Distribution   Amount,  Class  M-2
                               Principal  Distribution  Amount,  Class M-3  Principal  Distribution
                               Amount  and Class M-4  Principal  Distribution  Amount  and (ii) the
                               certificate   principal   balance  of  the  Class  M-5  Certificates
                               immediately  prior to that  Distribution Date over (y) the lesser of
                               (i) the product of the applicable  Subordination  Percentage and the stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date and (ii) the aggregate  stated  principal  balance of the  Mortgage  after giving effect to distributions to be made on that  Distribution  Date Loans minus the OC Floor.

 CLASS M-6 PRINCIPAL           With  respect  to any  Distribution  Date (i) prior to the  Stepdown
 DISTRIBUTION AMOUNT:          Date or on or  after  the  Stepdown  Date if a  Trigger  Event is in
                               effect  for  that   Distribution   Date,  the  remaining   Principal
                               Distribution  Amount for that Distribution  Date after  distribution of  the  Class  A  Principal  Distribution  Amount,  the  Class  M-1
                               Principal  Distribution Amount, the Class M-2 Principal Distribution
                               Amount, the Class M-3 Principal  Distribution  Amount, the Class M-4
                               Principal   Distribution   Amount   and  the  Class  M-5   Principal
                               Distribution  Amount  or (ii) on or  after  the  Stepdown  Date if a
                               Trigger  Event is not in  effect  for that  Distribution  Date,  the lesser of (a) the remaining  Principal  Distribution Amount for that
                               Distribution  Date  after  distribution  of the  Class  A  Principal
                               Distribution  Amount, the Class M-1 Principal  Distribution  Amount,
                               the  Class  M-2  Principal   Distribution   Amount,  the  Class  M-3
                               Principal  Distribution Amount, the Class M-4 Principal Distribution
                               Amount and the Class M-5 Principal  Distribution  Amount and (b) the
                               excess  of (x) the sum of (i) the  aggregate  certificate  principal balance of the Class A Certificates,  Class M-1 Certificates,  Class
                               M-2  Certificates,  Class M-3  Certificates,  Class M-4 Certificates
                               and  Class  M-5   Certificates,   after   taking  into  account  the
                               distribution  of the Class A Principal  Distribution  Amount,  Class
                               M-1 Principal  Distribution Amount, Class M-2 Principal Distribution
                               Amount,   Class  M-3  Principal   Distribution   Amount,  Class  M-4
                               Principal  Distribution Amount and Class M-5 Principal  Distribution
                               Amount and (ii) the certificate  principal  balance of the Class M-6
                               Certificates  immediately  prior to that  Distribution Date over (y)
                               the  lesser  of (i)  the  product  of the  applicable  Subordination
                               Percentage  and the stated  principal  balance of the Mortgage Loans
                               after   giving   effect  to   distributions   to  be  made  on  that
                               Distribution  Date and (ii) the aggregate stated  principal  balance of the Mortgage  Loans after giving  effect to  distributions  to be made on that Distribution Date minus the OC Floor.

 CLASS M-7 PRINCIPAL           With  respect  to any  Distribution  Date (i) prior to the  Stepdown
 DISTRIBUTION AMOUNT:          Date or on or  after  the  Stepdown  Date if a  Trigger  Event is in
                               effect  for  that   Distribution   Date,  the  remaining   Principal
                               Distribution  Amount for that Distribution  Date after  distribution of  the  Class  A  Principal  Distribution  Amount,  the  Class  M-1
                               Principal  Distribution Amount, the Class M-2 Principal Distribution
                               Amount, the Class M-3 Principal  Distribution  Amount, the Class M-4
                               Principal  Distribution Amount, the Class M-5 Principal Distribution
                               Amount and the Class M-6  Principal  Distribution  Amount or (ii) on
                               or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date, the lesser of (a) the remaining  Principal
                               Distribution  Amount for that Distribution  Date after  distribution of  the  Class  A  Principal  Distribution  Amount,  the  Class  M-1
                               Principal  Distribution Amount, the Class M-2 Principal Distribution
                               Amount, the Class M-3 Principal  Distribution  Amount, the Class M-4
                               Principal  Distribution Amount, the Class M-5 Principal Distribution
                               Amount and the Class M-6 Principal  Distribution  Amount and (b) the
                               excess  of (x) the sum of (i) the  aggregate  certificate  principal balance of the Class A Certificates,  Class M-1 Certificates,  Class
                               M-2 Certificates,  Class M-3  Certificates,  Class M-4 Certificates,
                               Class M-5  Certificates  and Class M-6  Certificates,  after  taking into account the distribution of the Class A Principal  Distribution
                               Amount,   Class  M-1  Principal   Distribution   Amount,  Class  M-2
                               Principal  Distribution  Amount,  Class M-3  Principal  Distribution
                               Amount,   Class  M-4  Principal   Distribution   Amount,  Class  M-5
                               Principal  Distribution Amount and Class M-6 Principal  Distribution
                               Amount and (ii) the certificate  principal  balance of the Class M-7
                               Certificates  immediately  prior to that  Distribution Date over (y)
                               the  lesser  of (i)  the  product  of the  applicable  Subordination
                               Percentage  and the stated  principal  balance of the Mortgage Loans
                               after   giving   effect  to   distributions   to  be  made  on  that
                               Distribution  Date and (ii) the aggregate stated  principal  balance of the Mortgage  Loans after giving  effect to  distributions  to be made on that Distribution Date minus the OC Floor.

 CLASS M-8 PRINCIPAL           With  respect  to any  Distribution  Date (i) prior to the  Stepdown
 DISTRIBUTION AMOUNT:          Date or on or  after  the  Stepdown  Date if a  Trigger  Event is in
                               effect  for  that   Distribution   Date,  the  remaining   Principal
                               Distribution  Amount for that Distribution  Date after  distribution of  the  Class  A  Principal  Distribution  Amount,  the  Class  M-1
                               Principal  Distribution Amount, the Class M-2 Principal Distribution
                               Amount, the Class M-3 Principal  Distribution  Amount, the Class M-4
                               Principal  Distribution Amount, the Class M-5 Principal Distribution
                               Amount,  the Class M-6 Principal  Distribution  Amount and the Class
                               M-7 Principal  Distribution  Amount or (ii) on or after the Stepdown
                               Date if a  Trigger  Event is not in  effect  for  that  Distribution
                               Date, the lesser of (a) the remaining Principal  Distribution Amount for  that  Distribution  Date  after  distribution  of the  Class  A
                               Principal  Distribution Amount, the Class M-1 Principal Distribution
                               Amount, the Class M-2 Principal  Distribution  Amount, the Class M-3
                               Principal  Distribution Amount, the Class M-4 Principal Distribution
                               Amount, the Class M-5 Principal  Distribution  Amount, the Class M-6
                               Principal   Distribution   Amount   and  the  Class  M-7   Principal
                               Distribution  Amount  and (b) the  excess  of (x) the sum of (i) the
                               aggregate   certificate   principal   balance   of   the   Class   A
                               Certificates,  Class M-1 Certificates, Class M-2 Certificates, Class
                               M-3 Certificates,  Class M-4  Certificates,  Class M-5 Certificates,
                               Class M-6  Certificates  and Class M-7  Certificates,  after  taking into account the distribution of the Class A Principal  Distribution
                               Amount,   Class  M-1  Principal   Distribution   Amount,  Class  M-2
                               Principal  Distribution  Amount,  Class M-3  Principal  Distribution
                               Amount,   Class  M-4  Principal   Distribution   Amount,  Class  M-5
                               Principal  Distribution  Amount,  Class M-6  Principal  Distribution
                               Amount  and Class M-7  Principal  Distribution  Amount  and (ii) the
                               certificate   principal   balance  of  the  Class  M-8  Certificates
                               immediately  prior to that  Distribution Date over (y) the lesser of
                               (i) the product of the applicable  Subordination  Percentage and the stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date and (ii) the aggregate  stated  principal  balance of the  Mortgage  Loans  after giving effect to distributions to be made on that  Distribution Date minus the OC Floor.

 CLASS M-9 PRINCIPAL           With  respect  to any  Distribution  Date (i) prior to the  Stepdown
 DISTRIBUTION AMOUNT:          Date or on or  after  the  Stepdown  Date if a  Trigger  Event is in
                               effect  for  that   Distribution   Date,  the  remaining   Principal
                               Distribution  Amount for that Distribution  Date after  distribution of  the  Class  A  Principal  Distribution  Amount,  the  Class  M-1
                               Principal  Distribution Amount, the Class M-2 Principal Distribution
                               Amount, the Class M-3 Principal  Distribution  Amount, the Class M-4
                               Principal  Distribution Amount, the Class M-5 Principal Distribution
                               Amount, the Class M-6 Principal  Distribution  Amount, the Class M-7
                               Principal   Distribution   Amount   and  the  Class  M-8   Principal
                               Distribution  Amount  or (ii) on or  after  the  Stepdown  Date if a
                               Trigger  Event is not in  effect  for that  Distribution  Date,  the lesser of (a) the remaining  Principal  Distribution Amount for that
                               Distribution  Date  after  distribution  of the  Class  A  Principal
                               Distribution  Amount, the Class M-1 Principal  Distribution  Amount,
                               the  Class  M-2  Principal   Distribution   Amount,  the  Class  M-3
                               Principal  Distribution Amount, the Class M-4 Principal Distribution
                               Amount, the Class M-5 Principal  Distribution  Amount, the Class M-6
                               Principal  Distribution Amount, the Class M-7 Principal Distribution
                               Amount and the Class M-8 Principal  Distribution  Amount and (b) the
                               excess  of (x) the sum of (i) the  aggregate  certificate  principal balance of the Class A Certificates,  Class M-1 Certificates,  Class
                               M-2 Certificates,  Class M-3  Certificates,  Class M-4 Certificates,
                               Class  M-5   Certificates,   Class  M-6   Certificates,   Class  M-7
                               Certificates and Class M-8  Certificates,  after taking into account the  distribution  of the  Class A  Principal  Distribution  Amount,
                               Class  M-1  Principal   Distribution  Amount,  Class  M-2  Principal
                               Distribution Amount, Class M-3 Principal  Distribution Amount, Class
                               M-4 Principal  Distribution Amount, Class M-5 Principal Distribution
                               Amount,   Class  M-6  Principal   Distribution   Amount,  Class  M-7
                               Distribution Amount and Class M-8 Principal  Distribution Amount and
                               (ii)  the   certificate   principal   balance   of  the   Class  M-9
                               Certificates  immediately  prior to that  Distribution Date over (y)
                               the  lesser  of (i)  the  product  of the  applicable  Subordination
                               Percentage  and the stated  principal  balance of the Mortgage Loans
                               after   giving   effect  to   distributions   to  be  made  on  that
                               Distribution  Date and (ii) the aggregate stated  principal  balance of the Mortgage  Loans after giving  effect to  distributions  to be made on that Distribution Date minus the OC Floor.

 CLASS B PRINCIPAL             With respect to any Distribution  Date (i) prior to the Stepdown Date
 DISTRIBUTION AMOUNT:          or on or after the Stepdown  Date if a Trigger Event is in effect for that Distribution Date, the remaining  Principal  Distribution Amount for  that  Distribution  Date  after  distribution  of  the  Class  A
                               Principal  Distribution Amount, the Class M-1 Principal  Distribution
                               Amount,  the Class M-2 Principal  Distribution  Amount, the Class M-3
                               Principal  Distribution Amount, the Class M-4 Principal  Distribution
                               Amount,  the Class M-5 Principal  Distribution  Amount, the Class M-6
                               Principal  Distribution Amount, the Class M-7 Principal  Distribution
                               Amount,  Class M-8  Principal  Distribution  Amount and the Class M-9
                               Principal  Distribution  Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that  Distribution  Date, the lesser of (a) the remaining  Principal  Distribution  Amount for that
                               Distribution  Date  after  distribution  of  the  Class  A  Principal
                               Distribution  Amount,  the Class M-1 Principal  Distribution  Amount,
                               the Class M-2 Principal  Distribution Amount, the Class M-3 Principal
                               Distribution  Amount,  the Class M-4 Principal  Distribution  Amount,
                               the Class M-5 Principal  Distribution Amount, the Class M-6 Principal
                               Distribution  Amount,  the Class M-7 Principal  Distribution  Amount,
                               the  Class M-8  Principal  Distribution  and the Class M-9  Principal
                               Distribution  Amount  and  (b) the  excess  of (x) the sum of (i) the aggregate  certificate principal balance of the Class A Certificates,
                               Class   M-1   Certificates,   Class  M-2   Certificates,   Class  M-3
                               Certificates,  Class M-4 Certificates,  Class M-5 Certificates, Class
                               M-6 Certificates,  Class M-7 Certificates, Class M-8 Certificates and
                               Class M-9  Certificates,  after taking into account the  distribution of the Class A Principal  Distribution  Amount,  Class M-1  Principal
                               Distribution Amount,  Class M-2 Principal  Distribution Amount, Class
                               M-3 Principal  Distribution Amount, Class M-4 Principal  Distribution
                               Amount, Class M-5 Principal  Distribution Amount, Class M-6 Principal
                               Distribution   Amount,  Class  M-7  Distribution  Amount,  Class  M-8
                               Principal  Distribution  Amount and Class M-9 Principal  Distribution
                               Amount  and (ii) the  certificate  principal  balance  of the Class B
                               Certificates  immediately  prior to that  Distribution  Date over (y)
                               the  lesser  of  (i)  the  product  of the  applicable  Subordination
                               Percentage  and the stated  principal  balance of the Mortgage  Loans after giving effect to distributions to be made on that  Distribution
                               Date and (ii) the aggregate stated principal  balance of the Mortgage
                               Loans  after  giving  effect  to  distributions  to be  made  on that
                               Distribution Date minus the OC Floor.

 ALLOCATION OF LOSSES:         Any  realized  losses  will be  allocated  in the  following  order  of priority:
                              (i)     To Excess Cash Flow for the related Distribution Date;
                              (ii)    To the  overcollateralization  amount,  until it has been reduced to zero;

                              (iii)   To the  Class B  Certificates,  until the  certificate  principal balance thereof has been reduced to zero;

                              (iv)    To the Class M-9  Certificates,  until the certificate  principal balance thereof has been reduced to zero;

                              (v)     To the Class M-8  Certificates,  until the certificate  principal balance thereof has been reduced to zero;

                              (vi)    To the Class M-7  Certificates,  until the certificate  principal balance thereof has been reduced to zero;

                              (vii)   To the Class M-6  Certificates,  until the certificate  principal balance thereof has been reduced to zero;

                              (viii)  To the Class M-5  Certificates,  until the certificate  principal balance thereof has been reduced to zero;

                              (ix)    To the Class M-4  Certificates,  until the certificate  principal balance thereof has been reduced to zero;

                              (x)     To the Class M-3  Certificates,  until the certificate  principal balance thereof has been reduced to zero;

                              (xi)    To the Class M-2  Certificates,  until the certificate  principal balance thereof has been reduced to zero;

                              (xii)   To the Class M-1  Certificates,  until the certificate  principal balance thereof has been reduced to zero; and,

                              (xiii)  To the  Class A  Certificates  on a pro  rata  basis,  until  the certificate  principal  balances  thereof  have been  reduced to zero.

  STEPDOWN DATE:               The  earlier  to  occur  of  (i)  the  Distribution   Date  immediately
                               succeeding  the  Distribution  Date on which the aggregate  certificate principal  balance of the Class A Certificates has been reduced to zero or (ii) the  later to occur of (x) the  Distribution  Date in July 2009 and (y) the first  Distribution  Date on which the  Senior  Enhancement
                               Percentage  is  greater  than or  equal  to the  Specified  Enhancement
                               Percentage.

  SPECIFIED ENHANCEMENT        The Specified Enhancement Percentage is approximately Cut-off 42.40%.
  PERCENTAGE:

 PRELIMINARY PROSPECTUS:       The Offered  Certificates  will be offered  pursuant  to a  Preliminary
                               Prospectus  which includes a Base  Prospectus.  Additional  information with  respect to the Offered  Certificates  and the  Mortgage  Loans is
                               contained in the Preliminary Prospectus.

                                     SWAP AGREEMENT
 On the Closing  Date,  the Trustee will enter into a Swap  Agreement  with [TBD] (the
 "Swap  Counterparty")  for  the  benefit  of  the  Class  A,  Class  M  and  Class  B
 Certificates.   The  Swap  Agreement  will  have  an  initial   notional   amount  of
 approximately  $695,  927,460.  Under the Swap Agreement,  on each  Distribution Date
 (i) the trust shall be obligated to pay to the Swap  Counterparty  an amount equal to
 5.44 % per annum on a notional  amount equal to the related swap notional  amount set forth in the  schedule  below and (ii) the trust will be entitled to receive from the
 Swap  Counterparty  an amount  equal to One-Month  LIBOR on the  notional  balance in each case as accrued  during  the  related  swap  accrual  period,  until the swap is retired.  Only  the net  amount  of the  two  obligations  above  will be paid by the appropriate  party.  Upon early  termination of the Swap Agreement,  the trust or the
 Swap   Counterparty  may  be  liable  to  make  a  termination   payment  (the  "Swap
 Termination  Payment")  to the other  party,  regardless  of which  party  caused the termination.  The Swap  Termination  Payment will be computed in accordance  with the procedures set forth in the Swap  Agreement.  In the event that the trust is required to make a Swap  Termination  Payment,  that  payment  will  be  paid  on the  related
 Distribution  Date,  and on any  subsequent  Distribution  Dates  until paid in full, prior to distributions to  Certificateholders  (other than a Swap Termination Payment due to a Swap  Provider  Trigger  Event).  Shown in the schedule  included  herein is the aggregate  swap notional  amount  schedule,  which  generally has been derived by adding the aggregate  mortgage loan collateral,  a notional balance  corresponding to
 1.5x the respective  pricing  speeds of the fixed and  adjustable  Mortgage Loans and subtracting the Required Overcollateralization Amount.

 Amounts  payable by the trust in respect of net swap  payments  and Swap  Termination
 Payments (other than Swap  Termination  Payments  resulting from a Swap  Counterparty
 Trigger  Event) will be deducted from  available  funds before  distributions  to the holders of the Class A Certificates,  Class M Certificates  and Class B Certificates.
 On each  Distribution  Date,  such  amounts will be  distributed  by the trust to the swap  counterparty,  first to make any net swap payment owed to the swap counterparty pursuant to the swap  agreement for such  Distribution  Date,  and second to make any
 Swap  Termination  Payment not due to a Swap  Counterparty  Trigger Event owed to the swap counterparty  pursuant to the swap agreement.  Payments by the trust to the swap counterparty  in  respect  of  any  Swap  Termination  Payment  triggered  by a  Swap
 Counterparty  Trigger Event pursuant to the swap agreement  will be  subordinated  to distributions  to the holders of the Class A Certificates,  Class M Certificates  and
 Class B Certificates  and will be paid by the trust to the swap  counterparty  as set forth in the pooling and servicing agreement.

 Amounts payable by the swap  counterparty  to the trust (other than Swap  Termination
 Payments)  will be  deposited  by the  trustee  into  the swap  account,  and will be included in and become part of Excess Cash Flow.

---------- ----------------- -------- -----------------
               NOTIONAL                   NOTIONAL
 PERIOD      BALANCE ($)     PERIOD     BALANCE ($)
---------- ----------------- -------- -----------------
    1            0.00          33      221,660,068.51
    2       695,927,460.06     34      212,952,867.79
    3       689,950,677.61     35      204,605,319.50
    4       682,053,252.32     36      196,602,035.92
    5       672,233,892.77     37      188,930,473.95
    6       660,506,233.79     38      181,573,936.68
    7       646,898,279.07     39      174,518,927.22
    8       631,456,164.25     40      167,752,546.16
    9       614,285,356.86     41      161,262,463.85
   10       595,527,488.16     42      155,036,905.46
   11       575,785,937.46     43      149,064,593.25
   12       555,241,052.79     44      143,334,757.30
   13       535,440,341.96     45      137,837,101.40
   14       516,356,303.99     46      132,561,781.73
   15       497,955,787.32     47      127,499,386.50
   16       480,221,151.59     48      122,640,916.53
   17       463,127,890.79     49      117,977,766.70
   18       446,648,655.66     50      113,501,708.26
   19       430,701,232.16     51      109,204,871.97
   20       415,338,764.42     52      105,079,731.96
   21       400,485,175.99     53      101,119,090.35
   22       385,477,824.89     54      97,316,062.58
   23       361,591,089.53     55      93,664,063.41
   24       339,437,097.49     56      90,156,793.52
   25       318,888,119.23     57      86,788,234.54
   26       299,805,767.71     58      83,552,612.86
   27       282,418,324.58     59      80,444,474.61
   28       271,185,159.78     60      77,458,049.00
   29       260,420,908.84     61      74,585,347.15
   30       250,105,385.09     62      71,825,197.95
   31       240,218,975.30     63           0.00
   32       230,743,120.30
---------- ----------------- -------- -----------------

                                RATING AGENCY CONTACTS

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
 MOODY'S:                         Shacar Gonen                                (212) 553-3711
 S&P:

-----------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

   RESIDENTIAL ASSET SECURITIES CORPORATION
   MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
   SERIES 2006-KS5 $679,700,000(APPROXIMATE)

------------------------------------------------------------------------------------------------------------

This Information was prepared by Greenwich Capital Markets Inc. in its capacity as underwriter.  This information should be considered only after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates and Other Information,
which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

GMAC RFC  [GRAPHIC OMITTED][GRAPHIC OMITTED]

FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS

Part II of II

$679,700,000 (APPROXIMATE)

RASC SERIES 2006-KS5 TRUST
Issuing Entity

RESIDENTIAL ASSET SECURITIES CORPORATION
Depositor

RESIDENTIAL FUNDING CORPORATION
Master Servicer and Sponsor

HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-KS5

June 14, 2006

RBS Greenwich Capital [GRAPHIC OMITTED][GRAPHIC OMITTED]

 ANY TRANSACTIONS IN THE CERTIFICATES WILL BE EFFECTED THROUGH GREENWICH CAPITAL MARKETS INC.

EXPECTED TIMING:      Pricing Date:              On or about June [  ], 2006
                      Settlement Date:           On or about June 29, 2006
                      First Payment Date:        July 25, 2006

STRUCTURE:            Fixed and ARMs:            $700,000,000 Senior / Subordinated structure /
                                                 overcollateralization

DISCLAIMER REGARDING THIS FREE WRITING PROSPECTUS

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER
INFORMATION

Any transactions in the certificates  will be effected  through  Greenwich  Capital
Markets, Inc.

The  information  herein has been  provided  solely by Greenwich  Capital  Markets,
Inc.  ("Greenwich")  based  on  information  with  respect  to the  Mortgage  Loans provided by Residential Funding Corporation ("RFC") and its affiliates.

 THE DEPOSITOR HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS)  WITH THE
SECURITIES  AND  EXCHANGE  COMMISSION  FOR THE  OFFERING  TO WHICH  THIS  COMMUNICATION
RELATES.  BEFORE  YOU  INVEST,  YOU SHOULD  READ THE  PROSPECTUS  IN THAT  REGISTRATION
STATEMENT  AND  OTHER  DOCUMENTS  THE  DEPOSITOR  HAS  FILED  WITH THE  SECURITIES  AND
EXCHANGE  COMMISSION  FOR  MORE  COMPLETE  INFORMATION  ABOUT  THE  DEPOSITOR  AND  THE
OFFERING.  YOU  MAY  GET  THESE  DOCUMENTS  AT NO  CHARGE  BY  VISITING  EDGAR  ON  THE
SECURITIES  AND  EXCHANGE  COMMISSION  WEB  SITE  AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE
DEPOSITOR,  ANY  UNDERWRITER OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE
TO SEND  YOU THE  PROSPECTUS  AT NO  CHARGE  IF YOU  REQUEST  IT BY  CALLING  TOLL-FREE
1-800-422-2006.

 The  information  in this free writing  prospectus,  if conveyed  prior to the time of your  contractual  commitment  to  purchase  any of the  Certificates,  supersedes  any information  contained in any prior  similar  materials  relating to the  Certificates.
The  information  in this free writing  prospectus  is  preliminary,  and is subject to completion or change.  This free writing  prospectus  is being  delivered to you solely to provide you with information  about the offering of the Certificates  referred to in this free  writing  prospectus  and to solicit an offer to purchase  the  Certificates, when,  as and if issued.  Any such offer to  purchase  made by you will not be accepted and  will  not  constitute  a  contractual  commitment  by you to  purchase  any of the
Certificates,  until we have  accepted  your offer to  purchase  Certificates.  You may withdraw  your offer to purchase  certificates  at any time prior to our  acceptance of your offer.  The  Certificates  referred to in these  materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such  Certificates  or any similar  security and the  underwriters'  obligation  to deliver such  Certificates  is subject to the terms and  conditions of the  underwriting  agreement with the depositor and the  availability  of such  Certificates  when,  as and if  issued  by the  issuing entity.  You are advised that the terms of the  Certificates,  and the  characteristics of the  mortgage  pool  backing  them,  may change  (due,  among other  things,  to the possibility  that  mortgage  loans  that  comprise  the pool may become  delinquent  or defaulted or may be removed or replaced and that  similar or different  mortgage  loans may be added to the mortgage  pool,  and that one or more classes of  Certificates  may be split,  combined or eliminated),  at any time prior to issuance or availability of a final  prospectus.  You are advised that  Certificates  may not be issued that have the
characteristics   described  in  this  free  writing   prospectus.   The  underwriters'
obligation  to sell  any of the  Certificates  to you is  conditioned  on the  mortgage loans and Certificates  having the  characteristics  described in these  materials.  If
for  any  reason  the  issuing   entity  does  not  deliver  such   Certificates,   the
underwriters  will notify you, and neither the issuing entity or any  underwriter  will have any  obligation  to you to deliver  all or any portion of the  Certificates  which you have  committed  to  purchase,  and neither the issuing  entity or any  underwriter will be liable  for any costs or  damages  whatsoever  arising  from or related to such non-delivery.

 This  communication  does not  contain  all the  information  that is  required  to be included in the base prospectus and the prospectus supplement.

The  certificates  may not be suitable for all  investors.  CityplaceGreenwich  and its affiliates may acquire,  hold or sell  positions in these  certificates,  or in
related   derivatives,   and  may  have  an  investment   or   commercial   banking
relationship with the depositor.
 This information in this  communication is preliminary and is subject to completion or change.

Investors  are  urged to read the  base  prospectus,  free  writing  prospectus  or
preliminary   prospectus   supplement  and  the  prospectus  supplement  and  other
relevant  documents  filed  or  to  be  filed  with  the  Securities  and  Exchange
Commission because they contain important information.

This free writing  prospectus does not contain all information  that is required to be included in the base prospectus and the prospectus supplement.

Greenwich  and  its  affiliates,   officers,  directors,  partners  and  employees,
including  persons  involved in the  preparation  or  issuance of these  materials, may,  from time to time,  have long or short  positions  in, and buy and sell,  the
certificates   mentioned  herein  or  derivatives   thereof  (including   options).
Information  in  these  materials  is  current  as of  the  date  appearing  on the material only.

The  information in this free writing  prospectus is preliminary  and is subject to completion or change.

The information in this free writing prospectus  supersedes  information  contained in any prior similar free writing  prospectus  relating to these certificates prior to the time of your commitment to purchase any certificates.

This  free  writing  prospectus  is not an  offer to sell or a  solicitation  of an offer to buy these  certificates  in any state  where such offer,  solicitation  or sale is not permitted.

All  assumptions  and  information  in this report  reflect  CityplaceGreenwich  's judgment  as of this date and are  subject to  change.  All  analyses  are based on
certain   assumptions   noted  herein  and   different   assumptions   could  yield
substantially  different  results.  You are cautioned  that there is no universally accepted  method  for  analyzing  financial  instruments.  You  should  review  the assumptions;  there may be differences  between these  assumptions  and your actual business  practices.  Further,  CityplaceGreenwich  does not  guarantee any results and there is no guarantee as to the liquidity of the  instruments  involved in this analysis.

The  decision to adopt any  strategy  remains your  responsibility.  Greenwich  (or any of its  affiliates)  or their  officers,  directors,  analysts or employees may have  positions in  certificates,  commodities  or derivative  instruments  thereon referred to here,  and may, as principal or agent,  buy or sell such  certificates, commodities or derivative instruments.  In addition,  CityplaceGreenwich may make a market in the certificates referred to herein.

Finally,  CityGreenwich  has not addressed the legal,  accounting and tax  implications of the  analysis  with  respect to you, and  CityplaceGreenwich  strongly  urges you to seek advice from your counsel, accountant and tax advisor.

                                       Net WAC Cap Schedule

----------------- ----------------- ----------------- ----------------- ----------------- ----------------
     Month          Net WAC Cap        Effective           Month          Net WAC Cap        Effective
                      Rate(1)          Rate(1,2)                            Rate(1)          Rate(1,2)
       1               9.42              9.42               47               11.53            21.66
       2               7.90              22.90              48               11.24            21.40
       3               7.90              22.88              49               11.59            21.55
       4               8.16              22.93              50               11.20            21.20
       5               7.90              22.80              51               11.18            21.09
       6               8.17              22.84              52               11.54            21.25
       7               7.90              22.69              53               11.16            20.90
       8               7.90              22.62              54               11.55            21.10
       9               8.75              22.82              55               11.16            20.75
       10              7.90              22.44              56               11.14            20.65
       11              8.17              22.43              57               12.32            21.39
       12              7.91              22.23              58               11.11            20.47
       13              8.17              22.21              59               11.48            20.65
       14              7.91              22.01              60               11.10            20.30
       15              7.91              21.90              61               11.45            20.47
       16              8.17              21.89              62               11.06            20.12
       17              7.91              21.68              63               11.04            11.04
       18              8.18              21.68              64               11.40            11.40
       19              7.92              21.48              65               11.01            11.01
       20              7.93              21.38              66               11.36            11.36
       21              8.47              21.50              67               10.98            10.98
       22              7.93              21.17              68               10.96            10.96
       23              8.27              21.15              69               11.70            11.70
       24              9.60              22.43              70               10.93            10.93
       25              9.90              22.39              71               11.27            11.27
       26              9.57              22.02              72               10.89            10.89
       27              9.55              21.83              73               11.24            11.24
       28              9.86              21.90              74               10.86            10.86
       29              9.57              21.65              75               10.84            10.84
       30              10.43             22.27              76               11.18            11.18
       31              10.09             21.97              77               10.80            10.80
       32              10.08             21.87              78               11.15            11.15
       33              11.15             22.40              79               10.77            10.77
       34              10.06             21.67              80               10.75            10.75
       35              10.44             21.83              81               0.00              0.00
       36              10.73             22.17
       37              11.07             22.29
       38              10.71             21.80
       39              10.69             21.69
       40              11.04             21.81
       41              10.70             21.51
       42              11.60             22.19
       43              11.21             21.83
       44              11.20             21.72
       45              12.38             22.41
       46              11.16             21.50
----------------------------------------------------------------------------------------------------------

(1)    All index values increase to 20.00% beginning in the first period, subject to a 14.00% cap.

(2)    The effective  available funds cap rate (the Effective  Rate) is a per annum rate equal to
       (A) the  product  of (i) 30 divided by the  actual  number of days in the  Interest  Accrual
       Period  for the  Certificates  and  (ii)  the  weighted  average  Net  Mortgage  Rate of the mortgage loans plus (B) the payments from the Yield Maintenance  Agreement,  if any, divided by the aggregate  balance of the mortgage  loans  multiplied by 360 divided by actual number of days, subject to a 14.00% cap.

                                       Class A Sensitivity Analysis
                                              To 10% Call(1)

------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                                        0% PPC        50% PPC       75% PPC       100% PPC       125% PPC       150% PPC
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------ -------------- ------------- -------------- -------------- -------------
                A-1
            WAL (years)                 13.47          1.61           1.22          1.00           0.85           0.75
     Principal Window (month)          1 - 246        1 - 36         1 - 25        1 - 21         1 - 18         1 - 15
         Principal Months                246            36             25            21             18             15
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------ -------------- ------------- -------------- -------------- -------------
                A-2
            WAL (years)                 22.27          3.69           2.52          2.00           1.72           1.48
     Principal Window (month)         246 - 289       36 - 56       25 - 38        21 - 28        18 - 23       15 - 21
         Principal Months                 44            21             14             8              6             7
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
                A-3
            WAL (years)                 26.68          7.52           5.03          3.50           2.34           1.99
     Principal Window (month)         289 - 347      56 - 143       38 - 96        28 - 71        23 - 35       21 - 28
         Principal Months                 59            88             59            44             13             8
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
                A-4
            WAL (years)                 29.20          13.22          8.93          6.56           4.64           2.57
     Principal Window (month)         347 - 351      143 - 161      96 - 109       71 - 80        35 - 62       28 - 34
         Principal Months                 5             19             14            10             28             7
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------

                                       Class A Sensitivity Analysis
                                              To Maturity(1)

------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                                        0% PPC        50% PPC       75% PPC       100% PPC       125% PPC       150% PPC
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------ -------------- ------------- -------------- -------------- -------------
                A-1
            WAL (years)                 13.47          1.61           1.22          1.00           0.85           0.75
     Principal Window (month)          1 - 246        1 - 36         1 - 25        1 - 21         1 - 18         1 - 15
         Principal Months                246            36             25            21             18             15
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------ -------------- ------------- -------------- -------------- -------------
                A-2
            WAL (years)                 22.27          3.69           2.52          2.00           1.72           1.48
     Principal Window (month)         246 - 289       36 - 56       25 - 38        21 - 28        18 - 23       15 - 21
         Principal Months                 44            21             14             8              6             7
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------ -------------- ------------- -------------- -------------- -------------
                A-3
            WAL (years)                 26.68          7.52           5.03          3.50           2.34           1.99
     Principal Window (month)         289 - 347      56 - 143       38 - 96        28 - 71        23 - 35       21 - 28
         Principal Months                 59            88             59            44             13             8
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                A-4
            WAL (years)                 29.53          16.59         11.58          8.63           6.28           2.57
     Principal Window (month)         347 - 359      143 - 317      96 - 242      71 - 184       35 - 148       28 - 34
         Principal Months                 13            175           147            114            114            7
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------

(1)    Assumes  1-month LIBOR  remains  constant at  5.267000%,  6-month LIBOR remains  constant at
       5.435000% and 1-year LIBOR  remains  constant at 5.501000% and run at the Pricing Speed with no losses and trigger is not in effect.

                                       Class M Sensitivity Analysis
                                              To 10% Call(1)

------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                                        0% PPC        50% PPC       75% PPC       100% PPC       125% PPC       150% PPC
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------ -------------- ------------- -------------- -------------- -------------
                M-1
            WAL (years)                 27.20          8.87           5.96          4.76           4.80           4.05
     Principal Window (month)         283 - 351      52 - 161       37 - 109       43 - 80        52 - 62       34 - 50
         Principal Months                 69            110            73            38             11             17
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------ -------------- ------------- -------------- -------------- -------------
                M-2
            WAL (years)                 27.20          8.87           5.96          4.67           4.36           4.16
     Principal Window (month)         283 - 351      52 - 161       37 - 109       41 - 80        47 - 62       50 - 50
         Principal Months                 69            110            73            40             16             1
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------ -------------- ------------- -------------- -------------- -------------
                M-3
            WAL (years)                 27.20          8.87           5.96          4.63           4.16           4.04
     Principal Window (month)         283 - 351      52 - 161       37 - 109       40 - 80        44 - 62       46 - 50
         Principal Months                 69            110            73            41             19             5
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------ -------------- ------------- -------------- -------------- -------------
                M-4
            WAL (years)                 27.20          8.87           5.96          4.60           4.06           3.81
     Principal Window (month)         283 - 351      52 - 161       37 - 109       40 - 80        43 - 62       43 - 50
         Principal Months                 69            110            73            41             20             8
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------ -------------- ------------- -------------- -------------- -------------
                M-5
            WAL (years)                 27.20          8.87           5.96          4.58           3.98           3.66
     Principal Window (month)         283 - 351      52 - 161       37 - 109       39 - 80        41 - 62       41 - 50
         Principal Months                 69            110            73            42             22             10
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------ -------------- ------------- -------------- -------------- -------------
                M-6
            WAL (years)                 27.20          8.87           5.96          4.57           3.92           3.54
     Principal Window (month)         283 - 351      52 - 161       37 - 109       38 - 80        40 - 62       39 - 50
         Principal Months                 69            110            73            43             23             12
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------ -------------- ------------- -------------- -------------- -------------
                M-7
            WAL (years)                 27.20          8.87           5.96          4.55           3.88           3.45
     Principal Window (month)         283 - 351      52 - 161       37 - 109       38 - 80        39 - 62       38 - 50
         Principal Months                 69            110            73            43             24             13
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------ -------------- ------------- -------------- -------------- -------------
                M-8
            WAL (years)                 27.20          8.87           5.96          4.54           3.84           3.39
     Principal Window (month)         283 - 351      52 - 161       37 - 109       37 - 80        38 - 62       37 - 50
         Principal Months                 69            110            73            44             25             14
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------ -------------- ------------- -------------- -------------- -------------
                M-9
            WAL (years)                 27.20          8.87           5.96          4.53           3.82           3.35
     Principal Window (month)         283 - 351      52 - 161       37 - 109       37 - 80        38 - 62       36 - 50
         Principal Months                 69            110            73            44             25             15
                                                                                                              -------------
                                     ------------ -------------- ------------- -------------- -------------- -------------
               M-10
            WAL (years)                 27.18          8.76           5.89          4.47           3.76           3.28
     Principal Window (month)         283 - 351      52 - 161       37 - 109       37 - 80        37 - 62       36 - 50
         Principal Months                 69            110            73            44             26             15
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------

 (1)   Assumes  1-month LIBOR  remains  constant at  5.267000%,  6-month LIBOR remains  constant at
       5.435000% and 1-year LIBOR  remains  constant at 5.501000% and run at the Pricing Speed with no losses and trigger is not in effect.

                                   Class M Sensitivity Analysis
                                              To Maturity(1)

------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                                        0% PPC        50% PPC       75% PPC       100% PPC       125% PPC       150% PPC
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------ -------------- ------------- -------------- -------------- -------------
                M-1
            WAL (years)                 27.29          9.71           6.62          5.27           5.20           6.55
     Principal Window (month)         283 - 359      52 - 282       37 - 204      43 - 156       52 - 122       34 - 120
         Principal Months                 77            231           168            114            71             87
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------ -------------- ------------- -------------- -------------- -------------
                M-2
            WAL (years)                 27.29          9.68           6.59          5.16           4.75           4.88
     Principal Window (month)         283 - 359      52 - 272       37 - 195      41 - 149       47 - 116       51 - 94
         Principal Months                 77            221           159            109            70             44
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------ -------------- ------------- -------------- -------------- -------------
                M-3
            WAL (years)                 27.28          9.66           6.57          5.10           4.53           4.34
     Principal Window (month)         283 - 358      52 - 261       37 - 185      40 - 141       44 - 110       46 - 89
         Principal Months                 76            210           149            102            67             44
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------ -------------- ------------- -------------- -------------- -------------
                M-4
            WAL (years)                 27.28          9.62           6.55          5.05           4.42           4.10
     Principal Window (month)         283 - 358      52 - 252       37 - 178      40 - 135       43 - 105       43 - 85
         Principal Months                 76            201           142            96             63             43
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------ -------------- ------------- -------------- -------------- -------------
                M-5
            WAL (years)                 27.28          9.58           6.52          5.00           4.32           3.92
     Principal Window (month)         283 - 358      52 - 243       37 - 173      39 - 129       41 - 101       41 - 81
         Principal Months                 76            192           137            91             61             41
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------ -------------- ------------- -------------- -------------- -------------
                M-6
            WAL (years)                 27.28          9.51           6.47          4.95           4.23           3.78
     Principal Window (month)         283 - 358      52 - 231       37 - 164      38 - 122        40 - 95       39 - 76
         Principal Months                 76            180           128            85             56             38
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------ -------------- ------------- -------------- -------------- -------------
                M-7
            WAL (years)                 27.28          9.41           6.39          4.88           4.13           3.65
     Principal Window (month)         283 - 358      52 - 218       37 - 153      38 - 113        39 - 88       38 - 71
         Principal Months                 76            167           117            76             50             34
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------ -------------- ------------- -------------- -------------- -------------
                M-8
            WAL (years)                 27.27          9.26           6.27          4.78           4.03           3.53
     Principal Window (month)         283 - 357      52 - 200       37 - 140      37 - 103        38 - 80       37 - 65
         Principal Months                 75            149           104            67             43             29
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------ -------------- ------------- -------------- -------------- -------------
                M-9
            WAL (years)                 27.24          9.10           6.13          4.66           3.92           3.43
     Principal Window (month)         283 - 355      52 - 181       37 - 126       37 - 93        38 - 72       36 - 58
         Principal Months                 73            130            90            57             35             23
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------ -------------- ------------- -------------- -------------- -------------
               M-10
            WAL (years)                 27.18          8.79           5.90          4.49           3.78           3.29
     Principal Window (month)         283 - 353      52 - 171       37 - 116       37 - 85        37 - 66       36 - 53
         Principal Months                 71            120            80            49             30             18
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------

(1)    Assumes  1-month LIBOR  remains  constant at  5.267000%,  6-month LIBOR remains  constant at
       5.435000% and 1-year LIBOR  remains  constant at 5.501000% and run at the Pricing Speed with no losses and trigger is not in effect.

                                           Excess Spread Table

----------------- ----------------- ----------------- ----------------- ----------------- ----------------
     Month        Static LIBOR(1)     Fwd LIBOR(2)         Month        Static LIBOR(1)    Fwd LIBOR(2)
                       (bps)             (bps)                               (bps)             (bps)
       1               3.52              3.52               47               4.24              4.21
       2               2.63              2.63               48               4.17              4.15
       3               2.62              2.63               49               4.22              4.21
       4               2.63              2.63               50               4.15              4.13
       5               2.62              2.62               51               4.14              4.12
       6               2.63              2.63               52               4.20              4.17
       7               2.62              2.62               53               4.12              4.09
       8               2.62              2.62               54               4.19              4.17
       9               2.64              2.64               55               4.11              4.09
       10              2.62              2.62               56               4.10              4.08
       11              2.63              2.63               57               4.31              4.29
       12              2.62              2.62               58               4.09              4.06
       13              2.63              2.63               59               4.17              4.15
       14              2.62              2.61               60               4.09              4.07
       15              2.61              2.61               61               4.15              4.13
       16              2.63              2.63               62               4.07              4.04
       17              2.61              2.61               63               4.06              3.90
       18              2.63              2.63               64               4.23              4.08
       19              2.61              2.61               65               4.04              3.88
       20              2.62              2.62               66               4.21              4.06
       21              2.66              2.66               67               4.02              3.86
       22              2.61              2.61               68               4.01              3.85
       23              2.72              2.72               69               4.37              4.21
       24              4.21              4.16               70               4.00              3.82
       25              4.22              4.18               71               4.18              4.00
       26              4.17              4.12               72               3.99              3.82
       27              4.15              4.11               73               4.18              4.01
       28              4.18              4.14               74               4.00              3.82
       29              4.16              4.11               75               4.00              3.82
       30              4.21              4.16               76               4.18              4.01
       31              4.16              4.11               77               4.01              3.82
       32              4.16              4.11               78               4.19              4.01
       33              4.29              4.24               79               4.01              3.83
       34              4.14              4.09               80               4.02              3.83
       35              4.21              4.16               81               0.00              0.00
       36              4.27              4.24
       37              4.31              4.28
       38              4.21              4.17
       39              4.22              4.18
       40              4.27              4.23
       41              4.21              4.17
       42              4.26              4.24
       43              4.20              4.17
       44              4.19              4.17
       45              4.37              4.34
       46              4.18              4.15
----------------------------------------------------------------------------------------------------------

(1)    Assumes  1-month LIBOR  remains  constant at  5.267000%,  6-month LIBOR remains  constant at
       5.435000%  and 1-year LIBOR  remains  constant at 5.501000%  and run at the Pricing Speed to call.  Assumes payments are received, if any, from the related Yield Maintenance Agreement.

(2)    Assumes  1-month  Forward  LIBOR,  6-month  Forward  LIBOR,  1-year Forward LIBOR and 1-year
       Forward  Treasury  instantaneously  and run at the Pricing Speed to call.  Assumes  payments are received from the related Yield Maintenance Agreement.

                                            Break-Even Tables

------------------------------------ ---------------------------------- ----------------------------------
                                              Static LIBOR(1)                     Fwd LIBOR(2)
------------------------------------ ---------------------------------- ----------------------------------
------------------------------------ ---------------- ----------------- ---------------- -----------------
                                      CDR Break(3)    Collateral Loss    CDR Break(3)    Collateral Loss
                                                            (%)                                (%)
Class M1                                28.2 CDR           21.40%          28.2 CDR           21.40%
Class M2                                22.4 CDR           18.48%          22.4 CDR           18.48%
Class M3                                19.4 CDR           16.77%          19.3 CDR           16.71%
Class M4                                16.8 CDR           15.15%          16.8 CDR           15.15%
Class M5                                14.5 CDR           13.59%          14.5 CDR           13.59%
Class M6                                12.5 CDR           12.14%          12.4 CDR           12.06%
Class M7                                10.6 CDR           10.66%          10.5 CDR           10.58%
Class M8                                 9.1 CDR           9.41%            9.1 CDR           9.41%
Class M9                                 8.3 CDR           8.72%            8.2 CDR           8.63%
Class M10                                7.4 CDR           7.91%            7.4 CDR           7.91%
------------------------------------ ---------------- ----------------- ---------------- -----------------

(1)    Assumes  1-month LIBOR  remains  constant at  5.267000%,  6-month LIBOR remains  constant at
       5.435000%  and 1-year LIBOR  remains  constant at 5.501000%  and run at the pricing speed to maturity.  Assumes principal and interest  advancing,  40% severity rate with a 12 month lag and triggers are in effect at all times.

(2)    Assumes  1-month  Forward  LIBOR,  6-month  Forward  LIBOR,  1-year Forward LIBOR and 1-year
       Forward  Treasury  instantaneously  and  run at  the  pricing  speed  to  maturity.  Assumes principal and interest advancing,  40% severity rate with a 12 month lag and triggers are in effect at all times.

(3)    CDR Break means when bonds receive first principal dollar loss.

                                          Rating Agency Contacts

------------------------------------------------------------------------------------------------------------------------------
                                         NAME                                                    PHONE EXTENSION
------------------------------------------------------------------------------------------------------------------------------
 Moody's:                              Arif Kaya Bekiroglu                                      (212) 553-7761
&P:                                    Michael McCormick                                        (212) 438-1937
------------------------------------------------------------------------------------------------------------------------------